Exhibit 99.1

             Point Therapeutics to Host Third Quarter 2006 Results
                          Conference Call/Audio Webcast


    BOSTON--(BUSINESS WIRE)--Nov. 2, 2006--Point Therapeutics, Inc. (NASDAQ: POTP) announced today that it will release third quarter 2006 results on Thursday, November 9, 2006, after the close of the U.S. financial markets. A conference call will follow at 4:30 p.m. Eastern Time, to review the results and provide an update on the Company's progress.

    Participants are invited to attend the call by visiting www.pther.com or by dialing:

    800-591-6944 (International: 617-614-4910)

    Passcode: 66385651

    A re-broadcast of the conference call will be available until November 16, 2006 and accessible by dialing:

    888-286-8010 (International: 617-801-6888)

    Passcode: 78019990

    About Point Therapeutics, Inc.:

    Point is a Boston-based biopharmaceutical company developing a portfolio of dipeptidyl peptidase (DPP) inhibitors for use in cancer, type 2 diabetes and as vaccine adjuvants. Point is currently studying its lead product candidate, talabostat, in two Phase 3 trials in non-small cell lung cancer. Point is also studying talabostat in several Phase 2 trials, including as a single-agent in metastatic melanoma, in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in metastatic pancreatic cancer.

    CONTACT: Point Therapeutics, Inc.
             Sarah Cavanaugh, 617-933-7508
             Director, Corporate Communications